Exhibit 10.1

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of August 26, 2026, is entered into between Mint Incorporation Limited, a business company incorporated under the laws of the British Virgin Islands (the “Company”), and the undersigned Buyer.

RECITALS

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement dated as of July 2, 2026 (the “Original Agreement”), pursuant to which the Company issued and sold Class A ordinary shares of no par value of the Company to the Buyer;

WHEREAS, Section 5(a) of the Original Agreement requires the Company to file a resale registration statement covering the Registrable Securities no later than sixty (60) calendar days following the Closing Date;

WHEREAS, on July 30, 2026, the Company entered into securities purchase agreements with the same buyers party to the Original Agreement, pursuant to which the Company issued an aggregate of 6,329,115 Class A ordinary shares on August 11, 2026 (the “Subsequent Issuance”), and has agreed to file a resale registration statement covering the shares issued in the Subsequent Issuance;

WHEREAS, the parties wish to amend the Original Agreement so that the Registrable Securities may be included in a single resale registration statement together with the Class A ordinary shares issued in the Subsequent Issuance; and

WHEREAS, Section 9(c) of the Original Agreement permits the amendment of the Original Agreement by a written instrument signed by the Company and the Buyer.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 5(a). Section 5(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(a) Filing Obligation. The Company shall prepare and file with the SEC a resale registration statement on Form F-3 or Form F-1 covering the resale of all Registrable Securities (as defined below) (the “Registration Statement”) no later than sixty (60) calendar days following August 11, 2026 (the “Filing Deadline”). “Registrable Securities” means the Class A Ordinary Shares issued pursuant to this Agreement. For the avoidance of doubt, the Registration Statement may also cover the resale of Class A Ordinary Shares issued by the Company to other investors in one or more separate transactions.”

2. Effect of Amendment. Except as expressly amended hereby, the Original Agreement remains in full force and effect in accordance with its terms. All references in the Original Agreement to “this Agreement” shall be deemed to refer to the Original Agreement as amended by this Amendment.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

4. Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile, PDF or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

MINT INCORPORATION LIMITED		BUYER

By:		By:
Name:	Hoi Lung Chan	Name:
Title:	Chief Executive Officer and Chairman of the Board	Title: